UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — July 5, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri (State or other jurisdiction of incorporation or organization)	43-0178130 (I.R.S. Employer Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sale and Purchase Agreement

On July 5, 2009, Bemis Company, Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Transaction Agreement”) with Alcan Holdings Switzerland AG (“AHS”) and Alcan Corporation (“Alcan” and together with AHS, the “Sellers”).  Pursuant to the Transaction Agreement, the Company agreed to acquire (the “Acquisition”) the food packaging business and certain related assets of Sellers located in the United States, Canada, Argentina, Brazil, Mexico and New Zealand (the “Food Packaging Business”).

The purchase price for the Acquisition is $1.213 billion payable at closing, subject to certain adjustments at closing (the “Purchase Price”). The Company may, subject to certain conditions, pay up to $200 million of the Purchase Price in Company stock issued pursuant to the Equity Commitment Agreement (defined below) with the balance of the Purchase Price to be paid in cash.

The closing of the Acquisition (the “Closing”) is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of approval under the Mexican Federal Law on Economic Competition. The parties made customary representations, warranties and covenants to each other in the Transaction Agreement and each party has certain indemnification obligations under the Transaction Agreement.  AHS guaranteed the obligations of Alcan under the Transaction Agreement, and Rio Tinto plc, parent company of the Sellers (“Rio Tinto”), agreed to assume AHS’s guarantee obligations under the Transaction Agreement subject to Rio Tinto’s receipt of certain tax rulings from the Canada Revenue Agency.

The Transaction Agreement prohibits Sellers from manufacturing or selling food and beverage flexible packaging products for 12 months following the Closing in countries in North and South America where any target company of Sellers subject to the Transaction Agreement had substantial sales as of the Closing, or from soliciting certain executive, commercial or research and development personnel of the Food Packaging Business for two years following the Closing.  In addition, the Transaction Agreement prohibits the Company from soliciting certain executive, commercial or research and development personnel of Alcan’s retained business for two years following the Closing.

Financing Commitments

On July 5, 2009, the Company entered into a commitment letter (the “Commitment Letter”) pursuant to which JPMorgan Chase Bank, N.A. (“JPMorgan”), Wells Fargo Bank, National Association (“Wells Fargo”), Bank of America, N.A. (“Bank of America”) and BNP Paribas (“BNP” collectively with JPMorgan, Wells Fargo and Bank of America, the “Commitment Parties”) committed to provide up to $800 million (the “Commitment Amount”) under a 364-day unsecured bridge loan facility (the “Bridge Loan Facility”) on the terms set forth in the draft term loan agreement (the “Draft Agreement”) attached thereto and subject to satisfaction or waiver of certain conditions precedent.  Prior to the Closing, the Commitment Amount is subject to reduction by an amount that would be required to be paid to the lenders under the Bridge Loan Facility as a mandatory prepayment if the Draft Agreement was then in effect (without giving effect to certain limited reductions).  In addition, the commitment will be reduced by the amount by which the Equity Commitment (defined below) reduces the cash purchase price for the Food Packaging Business by more than $200 million.  The Company will pay certain customary fees and expenses in connection with obtaining the Commitment Parties’ commitment pursuant to the terms of the Commitment Letter and the $200 million commitment increase under its existing Amended and Restated Long-Term Credit Agreement dated as of April 29, 2008, as amended (the “Credit Agreement”), including an underwriting fee, which was paid by the Company following execution of the Commitment Letter.

The commitment provided by the Commitment Parties is subject to various conditions, including (i) the absence of any material adverse change under the Transaction Agreement, (ii) the absence of any material adverse change with respect to the Company, its subsidiaries and the Food Packaging Business taken as a whole (after giving effect to the Acquisition) since December 31, 2008, (iii) satisfaction or waiver of the conditions precedent to consummating the Acquisition, (iv) the Bridge Loan Facility receiving a rating of at least Baa2 from Moody’s and BBB from S&P (which rating shall be in effect), (v) the receipt by the Company after June 1, 2009 of at least $200 million in gross cash proceeds from the issuance of equity or equity-linked securities; provided, that gross proceeds of any issuance of equity or equity-linked securities to certain affiliates of the Sellers or any transferee or assignee thereof in connection with the Acquisition taking the form of either cash or a reduction in the cash purchase price paid by the Company for the Food Packaging Business constitute gross cash proceeds, (vi) the occurrence of the Credit Facility Amendment No. 1 Effective Date (as defined below) substantially contemporaneous with the Closing, (vii) the absence of any action, investigation, litigation or proceeding pending or threatened before any court or governmental authority that could reasonably be expected to have a material adverse effect upon the validity or enforceability of any of the loan documents or the rights or remedies of the administrative agent or the lenders thereunder or result in the enjoining of the financing and (viii) delivery of executed counterparts of the Draft Agreement and certain other corporate documentation and legal opinions.

Contemporaneous with execution of the Commitment Letter, the Commitment Parties, the Company and certain subsidiaries of the Company entered into Credit Facility Amendment No. 1 to Amended and Restated Long-Term Credit Agreement (the “Credit Facility Amendment”).  Certain provisions of the Credit Facility Amendment became effective on the date of execution by each party thereto (the “Effective Date”).  The remaining provisions of the Credit Facility Amendment will become effective when certain conditions precedent are satisfied or waived (the “Credit Facility Amendment No. 1 Effective Date”), including (i) satisfaction or waiver of the conditions precedent to consummating the Acquisition, (ii) repayment of all amounts outstanding under the Credit Agreement and (iii) delivery of certain other corporate documentation (including officer’s certificates) and legal opinions.  On the Effective Date, the burdensome agreements covenant was amended to permit the Company to incur indebtedness which includes restrictions and conditions contained in its existing indenture, or in any indenture supplemental thereto, or in debt securities issued and sold to third parties through underwriters or placement agents under any other agreement which contains restrictions or conditions (A) similar to the restrictions or conditions contained in its existing indenture or (B) otherwise customary in the market for issuers comparable to the Company at the time of issuance of the applicable debt securities (which, as to all of the foregoing, shall in no event relate to current assets).  The restrictions described in clause (B) above may only be incurred until the latest of (w) the termination of the Transaction Agreement, (x) if the Credit Facility Amendment No. 1 Effective Date has not occurred on or prior to March 31, 2010, (y) if the Bridge Loan Facility has funded, the issuance by the Company of $1 billion in aggregate principal amount of debt securities after July 5, 2009 and (z) if the Bridge Loan Facility has not funded on such date, the date of the consummation of the Acquisition.

Upon the occurrence of the Credit Facility Amendment No. 1 Effective Date, the Credit Agreement shall be amended to (i) increase the commitments by $200 million, (ii) permit up to $250 million in a permitted securitization transaction, (iii) conform (x) the exceptions contained in each of the lien, consolidations, mergers and sale of assets and burdensome agreements covenants and (y) certain representations and warranties in each case to the terms of the Bridge Loan Facility, (iv) set the maximum consolidated debt to total capital covenant at 60% at any time prior to June 30, 2011 and 55% thereafter, (v) add a subsidiary indebtedness covenant and an investment covenant, (vi) permit certain transactions by and among the Company and its subsidiaries with the Sellers and their affiliates and (vii) include a requirement to have domestic material subsidiaries guarantee the obligations under the Credit Agreement.  In addition, as of the Credit Facility Amendment No. 1 Effective Date, the interest rate and facility fees under the Credit Agreement shall be adjusted to (i) include a floor for the alternate base rate equal to adjusted LIBO plus 1.00% and (ii) increase the margins as follows: (v) if the Company’s ratings are A3/A- or better, the applicable margins shall be 2.10% (eurocurrency), 1.10% (alternate base rate) and 0.40% (facility fee rate); (w) if the Company’s ratings do not qualify for the first level but its ratings are Baa1/BBB+ or better, the applicable margins shall be 2.60% (eurocurrency), 1.60% (alternate base rate) and 0.40% (facility fee rate); (x) if the Company’s ratings do not qualify for the either of the first two levels but its ratings are Baa2/BBB or better, the applicable margins shall be 2.85% (eurocurrency), 1.85% (alternate base rate) and 0.40% (facility fee rate); (y) if the Company’s ratings do not qualify for any of the first three levels but its ratings are Baa3/BBB- or better, the applicable margins shall be 3.00% (eurocurrency), 2.00% (alternate base rate) and 0.50% (facility fee rate); or (z) if the Company’s ratings do not qualify for any of the preceding levels, the applicable margins shall be 3.50% (eurocurrency), 2.50% (alternate base rate) and 0.50% (facility fee rate).  The Credit Facility Amendment adjusted the treatment of split ratings for purposes of the interest rate grid to provide that in the event there is a split in the ratings and the differential is one notch, interest will accrue at a rate in accordance with the higher ratings only to the extent it has a stable outlook.

In connection with obtaining the Credit Facility Amendment, the Company has agreed to pay certain customary fees to the lenders on the Amendment No. 1 Effective Date.

Equity Commitment Agreement

In connection with the execution of the Transaction Agreement on July 5, 2009, the Company entered into a Share Purchase Agreement (the “Equity Commitment Agreement”) with Pechiney Plastic Packaging, Inc. (“PPPI”), an affiliate of the Sellers.  Pursuant to the Equity Commitment Agreement, the Company has agreed, but is not obligated, to sell to PPPI, at the Closing, up to $200 million in shares of common stock of the Company (the “Equity Commitment”), as determined by a notice delivered by the Company to PPPI before the Closing at a per share purchase price equal to 95% of the ten-day volume-weighted average of the per share prices of the Company’s common stock ending at the close of the trading day prior to the Closing.

The closing of the Equity Commitment Agreement will occur simultaneously with the Closing and is subject to the completion of the Closing and the Equity Commitment not exceeding 19.9% of the number of shares of common stock of the Company outstanding immediately prior to the Closing.  The closing of the Equity Commitment Agreement is also subject to other customary closing conditions, including the expiration or termination of any applicable waiting period under the HSR Act.  The Company has also agreed to execute, concurrent with the closing of the Equity Commitment Agreement, an agreement with PPPI, pursuant to which the Company will agree to register any shares underlying the Equity Commitment.

If shares are issued pursuant to the Equity Commitment Agreement, the Company has agreed to use its reasonable best efforts to obtain as soon as reasonably practicable replacement equity financing.  The shares underlying the Equity Commitment, if any, will be subject to a lock-up period lasting 180 days after the date of issuance, during which PPPI will be generally prohibited from selling or otherwise transferring any shares underlying the Equity Commitment.  For the duration of the lock-up period, the Company will have an option to repurchase the shares (the “Call Provision”).  If the Company completes a repurchase pursuant to the Call Provision on or before the 45th day following delivery of second quarter financial information relating to the Food Packaging Business, it will repurchase the shares underlying the Equity Commitment at a per share price equal to the greater of (1) the price at which they were issued and (2) the price per share (net of fees, commissions and expenses) realized by the Company in a primary offering.  Otherwise, the Company may repurchase the shares pursuant to the Call Provision at a per share price equal to the greater of (1) the ten-day volume-weighted average of the per share prices of the Company’s common stock ending at the close of the trading day prior to the Closing and (2) the price per share (net of fees, commissions and expenses) realized by the Company in a primary offering.  From and after the Closing, the Company will grant pre-emptive rights to PPPI until PPPI and its affiliates together cease to own at least 5% of the outstanding shares of the Company’s common stock.

PPPI has agreed to, and is responsible for ensuring that all of its affiliates comply with, certain standstill provisions until the earlier of 18 months after the Closing or the date PPPI ceases to own at least 5% of the outstanding shares of the common stock of the Company.

The Company has agreed that broker-dealer affiliates of the Commitment Parties will be engaged as underwriters, placement agents or initial purchasers in connection with the financing of the Acquisition, or any refinancing of any interim securities issued to finance the Acquisition, and to provide customary compensation for such services.

With the exception of the transactions described in this Item 1.01, the Company is not aware of any other material relationship between it and the Sellers, PPPI or their affiliates.

ITEM 2.03          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information regarding the “Financing Commitments” provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.03               MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On July 5, 2009, the Company entered into an Amendment (the “Rights Agreement Amendment”) to the Rights Agreement (the “Rights Agreement”) dated as of July 29, 1999, between the Company and Wells Fargo (formerly known as Norwest Bank Minnesota, National Association) as rights agent.

The Rights Agreement Amendment changes the final expiration date of the Rights Agreement from August 23, 2009 to July 8, 2009.  Accordingly, the rights granted under the Rights Agreement expired at the close of business on July 8, 2009, and the Rights Agreement has been terminated and is of no further force and effect.  The Rights will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.  A copy of the Rights Agreement Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 The Amendment to Rights Agreement, dated July 8, 2009, between Bemis Company, Inc. and Wells Fargo Bank, National Association (formerly known as Norwest Bank Minnesota, National Association), as rights agent, is filed as Exhibit 4.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ James J. Seifert
James J. Seifert, Vice President, General Counsel and Secretary

Date July 9, 2009